SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 14, 2008
GRUBB & ELLIS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
formation)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
          On February 14, 2008, Grubb & Ellis Company (the “Company”) filed a Current Report on Form 8-K (the “Prior 8-K”) disclosing, among other things, that it would make a presentation to the investment community at the Deutsche Bank 2008 Small Cap Growth Conference, to be held on February 12-15, 2008, in Naples, Florida (the “DB Conference”).
          A copy of the power point presentation (the “Power Point Presentation”) to be presented at the DB Conference on February 15 was included as Exhibit 99.2 to the Prior 8-K and was also posted on the Company’s website at www.grubb-ellis.com. The Company subsequently learned that one industry data point set forth in the Power Point Presentation was inadvertently inaccurate. Specifically, on page 9 of the Power Point Presentation, the graph entitled “TIC Industry Equity Raise” should have indicated that the actual equity raised with respect to the TIC industry in 2007 was $2.4 billion; instead, the graph inadvertently indicated that the equity raised in 2007 was $4.5 billion, and was an estimated number.
          The Company has corrected the Power Point Presentation on the Company’s website at www.grubb-ellis.com and a copy of the corrected page 9 of the Power Point Presentation is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) The following are filed as Exhibits to this Current Report on Form 8-K:
          99.1 Corrected Page 9 of the DB Conference Power Point Presentation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY

By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: February 21, 2008